UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2012

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, Landstar System, Inc. (the “Company”) and its wholly owned subsidiary, Landstar System Holdings, Inc. (“LSHI”), entered into a senior credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, in the form of a five-year $225 million revolving credit agreement (the “Credit Agreement”) to refinance their existing credit facility (the “Existing Credit Facility”). The new credit facility will expire in June 2017.

On June 29, 2012, LSHI borrowed $60 million under the Credit Agreement to refinance $60 million of outstanding borrowings under the Existing Credit Facility, which has been terminated. The initial borrowings under the Credit Agreement will bear interest at the rate of LIBOR plus 125 basis points. Borrowings under the Credit Agreement are unsecured, however, all but two of the Company’s subsidiaries guarantee the obligations under the Credit Agreement.

The Credit Agreement contains a number of covenants that limit, among other things, the incurrence of additional indebtedness and the incurrence of operating or capital lease obligations. The Credit Agreement also requires the Company to meet certain financial tests. The Company is required to, among other things, maintain a minimum Fixed Charge Coverage Ratio and limit its borrowings to a specified ratio of indebtedness to earnings before interest, taxes, depreciation and amortization (the “Leverage Ratio”), as each is defined in the Credit Agreement.

The Credit Agreement provides for an event of default in the event, among other things, that a person or group acquires 25% or more of the outstanding capital stock of the Company or obtains the power to elect a majority of the Company’s directors.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Amended and Restated Credit Agreement, dated as of June 29, 2012, among Landstar System Holdings, Inc., the Company, the lenders named therein, and JPMorgan Chase Bank, N.A. as Administrative Agent (including exhibits and schedules thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: July 5, 2012	/s/ James B. Gattoni
James B. Gattoni
Vice President, Chief Financial Officer and Assistant Secretary

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